Exhibit 21.1

International Shipholding Corporation

List of Subsidiaries

Subsidiary	Jurisdiction of Organization
International Shipholding Corporation (Registrant)	Delaware

Waterman Steamship Corporation	New York
Sulphur Carriers, Inc.	Delaware

Central Gulf Lines, Inc.	Delaware
Enterprise Ship Company, Inc.	Delaware

CG Railway, Inc.	Delaware
Terminales Transgolfo, S.A. de C.V(1)	Mexico

LCI Shipholdings, Inc.	Marshall Islands
Cape Holding, Ltd.	Cayman Islands
Dry Bulk Cape Holding, Inc. (2)	Panama
Dry Bulk Australia Ltd. (2)	British Virgin Islands
Dry Bulk Americas Ltd. (2)	British Virgin Islands
Gulf South Shipping PTE, Ltd.	Singapore
Marco Shipping Co. PTE, Ltd.	Singapore
Saltholmen Shipping Ltd. (7)	Republic of Cyprus
Brattholmen Shipping Ltd. (8)	Republic of Cyprus

N. W. Johnsen & Co., Inc.	New York

East Gulf Shipholding, Inc.	Marshall Islands

LMS Shipmanagement, Inc.	Louisiana

MPV Netherlands C.V.	Netherlands
MPV Netherlands Coop. U.A	Netherlands
MPV Netherlands B.V.	Netherlands

Bulk Shipholding, Inc.	Marshall Islands
Oslo Bulk AS (3)	Oslo, Norway
Belbulk Shipping PTE, Ltd.(3)	Singapore
Oslo Bulk Holding PTE, Ltd. (4)	Singapore
Oslo Bulk Shipping AS (4)	Oslo, Norway
Oslo Carrier PTE, Ltd. (4)	Singapore
Oslo Bulk 6 PTE, Ltd. (4)	Singapore
Bulk Management AS (4)	Nesttun, Norway
Oslo Bulk PTE, Ltd. (4)	Singapore
Oslo Bulk 11 PTE, Ltd. (4)	Singapore
Oslo Projects PTE, Ltd. (5)	Singapore
Oslo Projects AS (6)	Denmark

Frascati Shops, Inc.	Alabama

Tower, LLC.	Alabama

Coastal Carriers, Inc.	Delaware
U.S. United Ocean Services, LLC.	Florida
Mary Ann Hudson, LLC.	Delaware
Sheila McDevitt, LLC.	Delaware

(1) 49% owned by CG Railway, Inc.
(2) 100% owned by Cape Holding, Ltd.
(3) 25% owned by Bulk Shipholding, Inc.*
(4) 23.7% owned by Bulk Shipholding, Inc.*
(5) 51% owned by Oslo Bulk Holding PTE, Ltd.*
(6) 49% owned by Oslo Bulk Holding PTE, Ltd.*
(7) 30% owned by LCI Shipholdings, Inc. This investment was sold in January 2016.
(8) 30% owned by LCI Shipholdings, Inc. This investment was sold in January 2016.

*In February of 2016, we exchanged these investments for a 100% ownership interest in a 2008 mini-bulker.